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                                                                    EXHIBIT 10.2

                             PROPERTY CAPITAL TRUST
                               101 Federal Street
                                Boston, MA 02110

                                                                  August 7, 1998

Framingham York Associates
Limited Partnership
177 Milk Street
Boston, Massachusetts 02109-3410

Ladies and Gentlemen:

  Reference is hereby made to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 18, 1998, by and between Property Capital Trust, a Massachusetts business trust (the "Trust") and Maryland Property Capital Trust, Inc., a Maryland corporation (the "Corporation"), relating to the merger of the Trust with and into the Corporation, and that certain Investment Agreement (the "Investment Agreement"), dated as of June 18, 1998, by and among Framingham York Associates Limited Partnership, a Massachusetts limited partnership ("FYA"), the Trust and the Corporation, relating to the proposed purchase by FYA of shares of common stock, par value $.01 per share, of the Corporation. The parties to the Investment Agreement wish to amend the Investment Agreement in the manner specified herein, and the parties to the Merger Agreement wish to amend the Merger Agreement in the manner specified herein. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Investment Agreement.

  For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

  1. Sections 9.1(b) and 9.1(c) of the Investment Agreement are hereby amended by deleting the reference therein to "September 30, 1998" and by substituting therefor "November 30, 1998."

  2. Section 9.1 of the Investment Agreement is hereby amended to include new subsection 9.1(e) which shall provide the following:

   "(e) by the Trust, if the Company or the Trust shall have failed to file a Registration Statement on Form S-4 containing the proxy statement of the Trust and the registration statement of the Company, as required in connection with the Transaction Documents, with the SEC on or prior to September 30, 1998."

  3. Section 11.10(b) of the Investment Agreement is hereby amended by adding the following at the end of such Section:

  "In addition to the foregoing, FYA will (i) commencing on August 1, 1998 and terminating at the earlier to occur of (A) the Closing or (B) the termination of the Investment Agreement, pay to the Trust the sum of $50,000 per month to reimburse the Trust for its general office and employee expenses; and (ii) commencing on October 1, 1998 and terminating at the earlier to occur of (A) the Closing or (B) the termination of the Investment Agreement, reimburse the Trust for the entire amount of the Trust's office rent. All payments referred to in the preceding sentence shall be received by the Trust no later than the fifth day of each month. At the Closing, the Trust will pay to FYA $100,000 less the sum of (x) $5,000, which is the approximate cost of legal and accounting services for preparing the Form 10-Q for the Trust's third fiscal quarter and (y) an amount equal to $9,000 per month for each month which elapses between October 1, 1998 and the Closing, which is the approximate cost to the shareholders of the Trust for any delay subsequent to October 1, 1998 in the receipt
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of the special dividend to be declared immediately prior to the Closing. If the
Closing fails to occur, the Trust shall not be obligated to pay FYA any amounts pursuant to the preceding sentence. Upon the Closing or the termination of the Investment Agreement, as applicable, any monthly amounts due hereunder shall be prorated on a daily basis for the month in which the Closing occurs. Any amounts owed by the Trust or FYA as a result of such proration shall be paid promptly following the Closing or termination of the Investment Agreement, as applicable."

  4. Section 7 of the Merger Agreement is hereby amended to provided the following:

     "In addition, the Merger Agreement shall be terminated if, and as such time as, the Investment Agreement is terminated."

  5. The parties hereby ratify and confirm that they continue to be bound by the terms and provisions of each of the Investment Agreement and the Merger Agreement, which, as expressly modified hereby, shall continue in full force and effect.

  6. This letter agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such State.

  7. This letter agreement may be executed in counterparts, each of which shall be deemed an original of all which when taken together shall be deemed one and the same instrument.
  If the foregoing correctly sets forth the agreement reached between the parties hereto with respect to the subject matter hereof, please so acknowledge by executing a copy of this agreement in the space indicated below.

                                          Sincerely,

                                          PROPERTY CAPITAL TRUST

                                          By: /s/ Robert M. Melzer
                                            ___________________________________
                                            Name: Robert M. Melzer
                                            Title:  President

                                          ACCEPTED AND AGREED TO:

                                          FRAMINGHAM YORK ASSOCIATES
                                          LIMITED PARTNERSHIP

                                          By: /s/ Bruce A. Beal
                                             _________________________________
                                             Name: Bruce A. Beal
                                             Title:  General Partner

                                          By: /s/ Robert L. Beal
                                             _________________________________
                                             Name: Robert L. Beal
                                             Title:  General Partner

                                          MARYLAND PROPERTY CAPITAL TRUST,
                                           INC.

                                          By: /s/ Bruce A. Beal
                                             _________________________________
                                             Name: Bruce A. Beal
                                             Title:  President